Exhibit 10.3

Richard Dobson,
Chief Financial Officer
Aquila, Inc.
20 West Ninth Street
Kansas City, MO 64105

Aquila, Inc. et al – Federal Insurance Company et al (In the USDC for the Western District of Missouri, Case No. 02-1031-CV-W-GAF)

Dear Mr. Dobson:

        As you are aware, on December 20, 2001, Federal Insurance Company and Pacific Indemnity Company (collectively, “Chubb”) made demand upon Aquila, Inc. and Aquila Merchant Services, Inc. (collectively, “Aquila”) by two (2) separate letters to Aquila (collectively, the “Demand Letters”) to discharge Chubb with respect to two (2) separate Surety Bonds issued by Chubb, as Surety, as provided under certain Indemnity Agreements applicable thereto. Alternatively, Chubb requested in the Demand Letters that Aquila provide collateral to Chubb with respect to the undischarged liability of Chubb under such Surety Bonds. [All capitalized terms not specifically defined herein shall have the respective definitions therefor set forth in the Settlement Stipulation or the Restated Escrow Agreement defined below.]

        As the result of the litigation in the above captioned matter, the parties have resolved their differences as is reflected in the Settlement Stipulation bearing even date herewith executed by the parties to the litigation (“Settlement Stipulation”) and the Restated Escrow Agreement dated as of June 29, 2004. Although such settlement requires that Aquila provide to Chubb the collateral that it requested, as contemplated by the Demand Letters, given the costs and expenses that have been and are anticipated to be incurred by Aquila in providing such collateral, Chubb has agreed that in the event that, following the providing of such collateral, Aquila rightfully obtains the discharge of Chubb under the Surety Bonds as initially requested, Chubb would pay a fee to Aquila to be used by it in reimbursement for its various costs and expenses in this matter.

        Accordingly, intending to be legally bound hereby, as further consideration for the execution by Aquila of the Settlement Stipulation and the respective documents referenced therein, this is to confirm that upon the occurrence of a Discharge (as that term is defined below) of Chubb under both of the Surety Bonds within 18 months from the date upon which the Court issues its Order approving the Settlement Stipulation, Chubb hereby agrees to pay a fee (a “Discharge Fee”) to Aquila in the amount and based upon the time periods set forth below. The amount of any Discharge Fee payable by Chubb to Aquila shall be determined in accordance with the following schedule:

Date of Discharge in Relation to Date upon	Discharge Fee
which the Court issues its Order approving the
Settlement Stipulation

On or before 6 Months	$15 Million

Between 6 Months and 12 Months	$10 Million

Between 12 Months and 18 Months	$5 Million

After 18 Months	0

        Payment of the Discharge Fee shall be secured and made by a draw on a letter of credit on Chubb’s account for the benefit of Aquila (the “Aquila LOC”) that shall be delivered to Aquila on or before the LOC Delivery Date, conditioned upon the requirement that prior to that time Aquila has previously delivered to Chubb the Chubb LOC(s) specified under the Settlement Stipulation for the Surety Bond(s) that have not been discharged prior to that time. The terms of the Aquila LOC shall provide that Aquila may draw on the credit in an amount according the schedule set forth above on the conditions that (a) Chubb’s obligations to APEA under the Bonds have been fully and finally discharged on or before a date which is eighteen (18) months from the date on which the Court issues its Order approving the Settlement Stipulation, (b) Chubb has received from APEA a written release or other confirmation of such discharge and evidence thereof accompanies any draw request, (c) APEA has returned the original Surety Bonds to Chubb (collectively, a “Discharge”), and (d) in the event a Discharge occurs by reason of payment on the Surety Bonds, ninety (90) days has passed since the date later to occur of (i) Chubb’s receipt of both Chubb LOCs or (ii) any part of the Escrow Funds are released to Chubb pursuant to the Escrow Agreement. The Aquila LOC shall be issued by a financial institution acceptable to Chubb and Aquila, and shall be substantially in the form attached hereto and incorporated herein by reference as Exhibit A..

        In connection with the payment and discharge of the Surety Bonds, Chubb shall request from APEA a written release or other confirmation of the discharge of the Surety Bonds and shall forward copies to Aquila of any such release or confirmation obtained, along with evidence of or confirmation that APEA has returned the original Surety Bonds to Chubb.

        Will you kindly confirm that agreement of Aquila, Inc. and Aquila Merchant Services, Inc. to the foregoing, by executing a copy of this letter and returning it to me?

        Your agreement to this Letter may be executed in two or more counterparts, all of which shall, upon execution and delivery of identical counterparts by all parties, comprise a single document. Facsimile copies of signed counterpart signature pages of this Letter and your agreement shall be deemed to be originals.

        Needless to say, should you have any questions, please let me know.

FEDERAL INSURANCE COMPANY

By:	/s/ Rich Towle
Name:Rich Towle
Title:Manager, Surety Claims

PACIFIC INDEMNITY COMPANY

By:	/s/ Rich Towle
Name:Rich Towle
Title:Manager, Surety Claims

Intending to be legally bound hereby, the undersigned hereby confirms the foregoing to be the understanding and agreement by and among Federal Insurance Company, Pacific Indemnity Company, Aquila, Inc. and Aquila Merchant Services, Inc. regarding the Letter of Credit referenced above.

AQUILA, INC.

By:	/s/ Rick J. Dobson
Name:Rick J. Dobson
Title:Senior Vice President and
Chief Financial Officer

AQUILA MERCHANT SERVICES, INC.

By:	/s/ Robert Poehling
Name:Robert Poehling
Title:President

EXHIBIT A

FORM OF STANDBY LETTER OF CREDIT

_________________

_________________

Date: ____________________, 2004 Letter of Credit No:

(Insert Number)

Expiration Date:

[18 mo. from
Court Approval]

Beneficiaries:	Applicants:
Aquila, Inc.	Federal Insurance Company
20 West Ninth Street	15 Mountain View Road
Mail Code 3-137	Warren, New Jersey
Kansas City, Missouri 64105	Attention: Richard E. Towle
Attention: Leslie J. Parrette, Jr.,	Vice President and Manager,
Senior Vice President and	Surety Claim Department
General Counsel
Aquila Merchant Services, Inc.	Pacific Insurance Company
20 West Ninth Street	15 Mountain View Road
Mail Code 3-137	Warren, New Jersey 07059
Kansas City, Missouri 64105	Attention: Richard E. Towle,
Attention: Secretary	Vice President and Manager,
Surety Claim Department

Gentlemen:

        We hereby establish our irrevocable standby letter of credit (the “Credit”) for the account of Federal Insurance Company (“Federal”) and Pacific Insurance Company (“Pacific,” and together with Federal, collectively, “Applicant”), in favor of Aquila, Inc. and Aquila Merchant Services, Inc. (collectively, “Beneficiary”) in the aggregate maximum amount of U.S. Fifteen Million Dollars ($15,000,000.00) (as the same is reduced pursuant to the terms hereof, the “Stated Amount”). This Letter of Credit is effective immediately and expires on the expiration date set forth above (the “Expiration Date”).

        Federal issued that certain Advance Payment Supply Surety Bond (Bond No. 8143-80-99) (“Surety Bond I”) to American Public Energy Agency (“APEA”) on behalf of the Beneficiary, and Federal and Pacific jointly issued that certain Advance Payment Surety Bond (Bond No. 8153-72-43) to APEA on behalf of the Beneficiary (“Surety Bond II,” together with Surety Bond I, collectively, the “Bonds”). This Credit is issued as security for the payment of certain amounts which may become due and owing to the Beneficiary upon the full and final discharge of the Bonds.

        This Credit is available by sight draft drawn on us by you after _________, 2004 [90 days from later of receipt of both Chubb LOCs or LOC Delivery Date]. The sight draft must be in the a form of the draft attached hereto as Exhibit A and must be accompanied by (i) a certification, signed by an officer of the Beneficiary or its duly authorized agent, in the form attached hereto as Exhibit B, and (ii) a copy of a written release by APEA in favor of Applicant or other confirmation from APEA and addressed to Applicant regarding the full and final discharge of the Bonds.

        Only a single drawing in the amount determined by reference to the schedule attached hereto as Exhibit C shall be permitted hereunder. The Stated Amount shall be deemed reduced at the times specified in accordance with the schedule attached hereto as Exhibit C.

        All documents presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Credit, shall be in writing and shall make specific reference to this Credit by number. All drafts must be marked “Drawn under

   Credit No. _______________.”

        We hereby agree that a draft drawn under and in compliance with the terms of this Credit will be honored upon presentation and delivery of such draft as specified, without inquiry by us into the accuracy of any of the statements contained in any of such drafts or accompanying certifications, if presented at __________________________________.

        We hereby agree with you that a drawing made under and in compliance with the terms and conditions of this Credit will be duly honored if presented to us at our office as stated above, not later than on or before the Expiration Date.

        This Credit is subject to the International Standby Practices International Chamber of Commerce Publication No. 590 (the “ISP98”). This Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by ISP98, be governed by and construed in accordance with the laws of such State.

        All payments made by us hereunder shall be made from our own funds and in no event shall payment be made with funds obtained from the Applicant. This credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

      This Credit is not transferable.

        [Insert name of issuing bank]

         By:

EXHIBIT A TO

STANDBY LETTER OF CREDIT NO. ____

SIGHT DRAFT

DATE: _________________________

      TO: [NAME OF ISSUING BANK]
[ADDRESS 1]
[ADDRESS 2]

AT SIGHT, JOINTLY PAY TO THE ORDER OF Aquila, Inc. and Aquila Merchant Services, Inc. THE SUM OF $_________________________ DRAWN UNDER [NAME OF ISSUING BANK] LETTER OF CREDIT NO._________________________

AQUILA, INC.

By
Name:
Title:

AQUILA MERCHANT SERVICES, INC.

By
Name:
Title:

EXHIBIT B TO
STANDBY LETTER OF CREDIT NO. ____

CERTIFICATION

        I,_________________________ , in connection with the sight draft (“Sight Draft”) delivered contemporaneously herewith and drawn under [NAME OF ISSUING BANK] (“Issuer”) Letter of Credit No. _________________________ (“Credit”) issued by the Issuer for the account of Federal Insurance Company (“Federal”) and Pacific Insurance Company (“Pacific,” and together with Federal, collectively, “Applicant”), in favor of Aquila, Inc. (“Aquila”) and Aquila Merchant Services, Inc. (“Merchant Services,” and together with Aquila, collectively, the “Beneficiary”), certify that, to the best of my knowledge:

1.	All capitalized terms used herein without definition shall have the meanings given to such terms in the Credit.

2.	The Applicant’s obligations under the Bonds were fully and finally discharged on .

3.	APEA has delivered to Applicant a written release or other confirmation of the full and final discharge of the Bonds. A true and correct copy such release or other confirmation is attached to this certification.

4.	APEA has returned the original Bonds to Applicant.

5.	In accordance with the schedule attached to the Credit as Exhibit C, the amount due to the Beneficiary and payable under this Credit is $ .

6.	Neither Aquila, Inc. nor Aquila Merchant Services, Inc. has been the subject of a petition under Title 11 of the United States Code (the “Bankruptcy Code”) on or before ___________, 2004 [90 days from later of receipt of both Chubb LOCs or LOC Delivery Date].

7.	The original drawing documents (Sight Draft and original Letter of Credit) accompany this certification.

Dated: , 2004
By:
Name:
Company:

EXHIBIT 1

TO CERTIFICATION

SUBMITTED PURSUANT TO STANDBY LETTER OF CREDIT NO. ____

Attach Copy of Court Order Discharging Bonds

EXHIBIT C TO
IRREVOCABLE LETTER OF CREDIT NO. ____

DISCHARGE FEE SCHEDULE

Date of Discharge	Discharge Fee

On or before ________1	$15 Million

Between ________ and ________	$10 Million

Between ________ and ________	$5 Million

After _________	0

1 Will fill in specific dates.